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                                                                   Exhibit 10.22

                             INTERCREDITOR AGREEMENT

      THIS INTERCREDITOR AGREEMENT ("Agreement"), dated as of February 14, 2005, is by and between (a) Congress Financial Corporation (Central), an Illinois corporation, in its capacity as collateral agent and administrative agent (in such capacity, "Senior Lien Agent" as hereinafter further defined), pursuant to the Senior Lien Loan Agreement (as hereinafter defined), acting for and on behalf of the financial institutions which are parties thereto as lenders (collectively, the "Senior Lien Lenders" as hereinafter further defined) and (b) Madeleine L.L.C., in its capacity as collateral agent and administrative agent (in such capacity, "Revolving B Loan Agent" as hereinafter further defined) pursuant to the Revolving B Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (collectively, the "Revolving B Loan Lenders" as hereinafter defined).

                              W I T N E S S E T H:

      WHEREAS, Senior Lien Creditors (as hereinafter defined) and Anchor Glass Container Corporation ("Borrower" as hereinafter further defined) have entered into financing arrangements pursuant to which Senior Lien Lenders (or Senior Lien Agent on behalf of Senior Lien Lenders) may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated as of August 30, 2002, by and among Borrower, Senior Lien Agent, Bank of America, N.A., as documentation agent, General Electric Capital Corporation, as lead bookrunner and syndication agent, and Senior Lien Lenders, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of December 31, 2002, Amendment No 2 Loan and Security Agreement, dated as of February 7, 2003, Amendment No. 3 to Loan and Security Agreement, dated as of July 25, 2003, Amendment No. 4 to Loan and Security Agreement, dated as of November 4, 2004 and Amendment No. 5 to Loan and Security Agreement, dated as of the date hereof (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Senior Lien Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, together with the Senior Lien Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Senior Lien Loan Documents"); and

      WHEREAS, Borrower and Revolving B Loan Creditors (as hereinafter defined) have entered or are about to enter into financing arrangements pursuant to which Revolving B Loan Lenders (or Revolving B Loan Agent on behalf of Revolving B Loan Lenders) may make revolving loans to Borrower as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Borrower and Revolving B Loan Creditors (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Revolving B Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, together with the Revolving B Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented,

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extended, renewed, restated or replaced, being collectively referred to herein as the "Revolving B Loan Documents"); and

      WHEREAS, Creditors desire to enter into this Agreement to (i) confirm the relative priority of the interests of each Creditor in the assets and properties of Borrower, and (ii) provide for the orderly sharing among Creditors, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof, and related matters;

      NOW THEREFORE, in consideration of the mutual benefits accruing to Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

      1.    DEFINITIONS

      As used above and in this Agreement, the following terms shall have the meanings ascribed to them below:

            1.1 "Agreements" shall mean, collectively, the Senior Lien Loan Documents, the Revolving B Loan Documents and the Security Agreements.

            1.2 "Availability" shall mean, at any time, the aggregate amount of the Revolving Loans and Letter of Credit Accommodations available to Borrower from Senior Lien Creditors based on the applicable percentages (as in effect on the date hereof) of the Net Amount of Eligible Accounts and the Value of the various types and categories of Eligible Inventory (as such terms are defined in the Senior Lien Loan Agreement as in effect on the date hereof) as set forth in
Section 2.1 of the Senior Lien Loan Agreement (determined without regard to any Revolving Loans or Letter of Credit Accommodations then outstanding), and, accordingly, the term "Availability" is used herein to mean the aggregate amount of Revolving Loans and Letter of Credit Accommodations available without any reduction for the amount of Revolving Loans and Letter of Credit Accommodations outstanding.

            1.3 "Borrower" shall mean Anchor Glass Container Corporation, a Delaware corporation, with its chief executive office at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634, together with its successors and assigns and including, without limitation, a receiver, trustee, or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

            1.4 "Collateral" shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by Borrower in or upon which any Creditor at any time has a Lien, and including, without limitation, all proceeds and products of such properly and interests in property.)

            1.5 "Creditors" shall mean, collectively, Senior Lien Creditors and Revolving B Loan Creditors and their respective successors and assigns; each sometimes being referred to herein individually as a "Creditor".

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            1.6 "Insolvency Proceeding" shall mean, as to any Person, any of the following: (a) any case or proceeding with respect to such Person under the U.S. Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors' rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person or (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any of its assets or (c) any proceeding for liquidation, dissolution or other winding up of the business of such Person or (d) any assignment for the benefit of creditors or any marshalling of assets of such Person.

            1.7 "Lenders" shall mean, collectively, Senior Lien Lenders and Revolving B Loan Lenders, and their respective successors and assigns.

            1.8 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

            1.9 "Lien Enforcement Action" means (a) any action by any Creditor to foreclose on the Lien of such Person in all or a material portion of the Collateral, (b) any action by any Creditor to take possession of, sell or otherwise realize (judicially or non judicially) upon all or any material portion of the Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by any Lender of any legal proceedings against or with respect to all or any material portion of the Collateral to facilitate the actions described in (a) and (b) above.

            1.10 "Maximum Senior Lien Debt" shall mean, without duplication, (a) the portion of the aggregate outstanding principal amount of Loans and Letter of Credit Accommodations made or issued pursuant to the Senior Lien Loan Agreement that does not exceed the lesser of (i) $126,500,000 and (ii) 110% of Availability; provided, that the portion of the aggregate outstanding principal amount of Loans and Letter of Credit Accommodations that are made or issued pursuant to the Senior Lien Loan Agreement (as in effect on the date hereof) but that are not made or issued intentionally or with actual knowledge that such Loans and Letter of Credit Accommodations cause the aggregate outstanding principal amount of Loans and Letter of Credit Accommodations to exceed 110% of Availability shall be included (but only to the extent that the aggregate outstanding principal amount of the Loans and Letter of Credit Accommodations does not to exceed $126,500,000) for the purposes of calculating the amount of the Maximum Senior Lien Debt and the amount of such portion shall be calculated as of the date upon which such Loans and Letters of Credit Accommodations are made or issued, plus (b)Senior Lien Debt consisting of interest, fees, indemnities, costs or expenses in respect of amounts referred to in the immediately preceding clauses (a)(i) and (a)(ii).

            1.11 "Obligors" shall mean, individually and collectively, any person (other than Borrower) liable on or in respect of the Revolving B Loan Debt or the Senior Lien Debt, and each of their successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

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            1.12 "payment in full" shall mean, as applied to the Senior Lien
Debt, that (a) Senior Lien Creditors have received payment and satisfaction in full of all of the Senior Lien Debt in cash or other immediately available funds and (b) the Senior Lien Loan Documents have been terminated or are otherwise not in effect; provided, that, if after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Senior Lien Debt, any Senior Lien Creditor is required to surrender or return such payment or proceeds to any Person for any reason, then the Senior Lien Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue as if such payment or proceeds had not been received by Senior Lien Creditors and Senior Lien Creditors shall not be deemed to have received "payment in full" of the Senior Lien Debt.

            1.13 "Person" or " person" shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

            1.14 "Release Event" means (a) prior to the occurrence of an Insolvency Proceeding by or against Borrower, upon the occurrence and during the continuance of an Event of Default under the Senior Lien Loan Documents or the taking of any Lien Enforcement Action with respect to the Collateral by any Senior Lien Creditor; provided, that any Release Event occurring prior to an Insolvency Proceeding by or against Borrower shall cease to constitute a Release Event as of the occurrence of such Insolvency Proceeding if the Senior Lien Creditors continue making loans or providing letter of credit accommodations or other financial accommodations (whether pursuant to the Senior Lien Loan Documents or otherwise) or consents to the use of cash collateral after the occurrence of such Insolvency Proceeding or (b) after the occurrence of an Insolvency Proceeding by or against Borrower, the occurrence of any of the following: (i) the entry of an order of the Bankruptcy Court pursuant to Section 363 of the U.S. Bankruptcy Code authorizing the sale of all or substantially all of Borrower's assets or (ii) the taking of any Lien Enforcement Action with respect to the Collateral by any Creditor or the entry of an order of the Bankruptcy Court pursuant to Section 362 of the U.S. Bankruptcy Code vacating the automatic stay and authorizing any Creditor to take any Lien Enforcement Action with respect to the Collateral.

            1.15 "Revolving B Loan Agent" shall mean Madeleine L.L.C., a New York limited liability company, in its capacity as agent pursuant to the Revolving B Loan Agreement for the benefit and on behalf of Revolving B Loan Lenders, and its successors and assigns (and including, without limitation, any successor, assignee or additional person at any time acting as agent for the benefit of or on behalf of it or Revolving B Loan Lenders).

            1.16 "Revolving B Loan Agreement" shall have the meaning set forth in the Preamble.

            1.17 "Revolving B Loan Creditors" shall mean, collectively, the Revolving B Loan Agent and the Revolving B Loan Lenders and their respective successors and assigns (and including any other lender or group of lenders that at any time (a) refinances or succeeds to all or any portion of the Revolving B Loan Debt or (b) is otherwise party to the Revolving B Loan

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Documents); each sometimes being referred to herein individually as "Revolving B
Loan Creditor".

            1.18 "Revolving B Loan Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Obligor to Revolving B Loan Creditors arising under the Revolving B Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving B Loan Documents or after the commencement of any Insolvency Proceeding with respect to Borrower or any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

            1.19 "Revolving B Loan Documents" shall mean, collectively, the Revolving B Loan Agreement, and all Security Agreements and other agreements, documents and instruments at any time executed or delivered by Borrower or any Obligor or any other person with, to or in favor of Revolving B Loan Creditors in connection therewith or related thereto, as each of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed or restated.

            1.20 "Revolving B Loan Lenders" shall mean the Persons which are parties from time to time as lenders under the Revolving B Loan Agreement, and their successors and assigns (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Revolving B Loan Debt at any time and from time to time).

            1.21 "Security Agreements" shall mean, collectively, the security agreements and any other agreement, document or instrument including, in the case of Senior Lien Creditors, the Senior Lien Loan Agreement, and in the case of the Revolving B Loan Creditor, the Revolving B Loan Agreement and the Security Agreement (as defined therein), at any time executed or delivered by Borrower to or in favor of any Creditor granting a Lien upon any Collateral of Borrower to such Creditor, in each case as the same now or may hereafter exist and may be amended, modified, supplemented, extended, renewed, restated or replaced; each sometimes being referred to herein individually as a "Security Agreement".

            1.22 "Senior Lien Agent" shall mean Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent acting for and on behalf of the Senior Lien Lenders pursuant to the Senior Lien Loan Documents and its successors and assigns (including any replacement or successor agent or additional agent acting for and on behalf of the Senior Lien Creditors in such capacity).

            1.23 "Senior Lien Loan Agreement" shall have the meaning set forth in the Preamble.

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            1.24 "Senior Lien Loan Documents " shall mean, collectively, the
Senior Lien Loan Agreement and all Security Agreements and other agreements, documents and instruments at any time executed or delivered by Borrower or any other person to, with or in favor of any Senior Lien Creditor in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed or restated.

            1.25 "Senior Lien Creditors" shall mean, collectively, Senior Lien Agent and Senior Lien Lenders and their respective successors and assigns (and including any other lender or group of lenders that at any time (a) refinances or succeeds to all or any portion of the Senior Lien Debt or (b) is otherwise party to the Senior Lien Loan Documents); each sometimes being referred to herein individually as "Senior Lien Creditor".

            1.26 "Senior Lien Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Obligor to Senior Lien Creditors arising under the Senior Lien Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Lien Loan Agreement or after the commencement of any Insolvency Proceeding with respect to Borrower or any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding); provided, however, for purposes of this Agreement, the term "Senior Lien Debt" shall not include (a) the aggregate outstanding principal amount of loans and outstanding letter of credit accommodations made intentionally or with actual knowledge by a Senior Lien Creditor pursuant to the Senior Lien Loan Documents (as in effect on the date hereof) in excess of the Maximum Senior Lien Debt or (b) any early termination fee payable pursuant to any Senior Lien Loan Documents. The term "Senior Lien Debt" shall include, obligations consisting of interest, fees, indemnities, costs or expenses, in each case whether or not charged by Senior Lien Creditors to the loan account of Borrower maintained by Senior Lien Creditors pursuant to the Senior Lien Loan Agreement.

            1.27 "Senior Lien Lenders" shall mean the Persons which are parties from time to time as lenders under the Senior Lien Loan Agreement, and their successors and assigns (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Senior Lien Debt at any time and from time to time).

            1.28 Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them on the Senior Lien Loan Agreement. All terms defined in the Uniform Commercial Code as from time to time in effect in the State of New York, unless otherwise defined herein, shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

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      2.    SECURITY INTERESTS: PRIORITIES: REMEDIES

            2.1 Acknowledgment of Liens; Priorities. Senior Lien Creditors hereby acknowledge that Revolving B Loan Agent has been granted a Lien for the benefit of the Revolving B Loan Lenders upon the Collateral pursuant to the Revolving B Loan Documents to secure the Revolving B Loan Debt. Revolving B Loan Creditors hereby acknowledge that Senior Lien Agent has been granted a Lien for the benefit of itself and the Senior Lien Lenders upon the Collateral pursuant to the Senior Lien Loan Documents to secure the Senior Lien Debt. Notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, the Liens upon the Collateral of Senior Lien Agent for the benefit of Senior Lien Creditors have and shall have priority over the Liens upon the Collateral of Revolving B Loan Agent for the benefit of Revolving B Loan Creditors and such Liens of Revolving B Loan Agent for the benefit of Revolving B Loan Creditors are and shall be, in all respects, subject and subordinate to the Liens of Senior Lien Agent for the benefit of Senior Lien Creditors therein to the full extent of the Maximum Senior Lien Debt and to the extent the Liens in favor of Senior Lien Agent are valid, perfected and enforceable. Except for the payments in accordance with the terms and conditions of Section 2.2 hereof and subject to Section 2.7 hereof, the proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied in the following order of priorities:

                  (a) first, to the payment in full in immediately available funds of the expenses of the collection and enforcement of the Senior Lien Debt and such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Senior Lien Agent or any Senior Lien Creditor, or any amounts paid to or on behalf of Senior Lien Agent by any Senior Lien Creditor in connection therewith;

                  (b) second, to the payment in full in immediately available funds of all of the Senior Lien Debt to the extent of the Maximum Senior Lien Debt in whatever manner and order Senior Lien Agent chooses in accordance with the provisions of the Senior Lien Loan Documents and applicable law (and including to hold as cash collateral for any Senior Lien Debt which is contingent);

                  (c) third, to the payment and satisfaction in full in immediately available funds of all of the Revolving B Loan Debt in whatever manner and order Revolving B Loan Agent chooses in accordance with the provisions of the Revolving B Loan Documents and applicable law; and

                  (d) fourth, to the payment in full in immediately available funds of any other obligations, liabilities or indebtedness of Borrower to any Senior Lien Creditor, if any.

            2.2 Permitted Payments. Senior Lien Creditors hereby agree that,

                  (a) Borrower may pay the reasonable attorneys' fees and expenses of counsel for Revolving B Loan Agent incurred in connection with the Revolving B Loan Documents in accordance with the terms and conditions of this Agreement;

                  (b) Borrower may repay or pay principal, interest in cash, fees, costs and expenses in respect of the Revolving B Loan Debt from time to time in accordance with the

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terms of the Revolving B Loan Documents as in effect on the date hereof, so long as each of the following conditions shall have been satisfied (except that the following conditions shall not apply if such fees and expenses are otherwise payable as provided in the immediately preceding clause (a)):

                        (i) Senior Lien Agent and Senior Lien Lenders shall have received at least two (2) Business Days' prior written notice of the intention of Borrower to repay such Revolving B Loans;

                        (ii) as of the date of any such payment and after giving effect thereto, the aggregate Excess Availability of Borrower for each of the immediately preceding thirty (30) consecutive days shall have been not less than $12,500,000;

                        (iii) as of the date of any such payment and after giving effect thereto, the aggregate Excess Availability of Borrower shall be not less than $12,500,000; and

                        (iv) Senior Lien Agent and Senior Lien Lenders shall have received the good faith projections of Borrower, that, as of the date of any such payment and after giving effect thereto, the aggregate Excess Availability of Borrower for the immediately succeeding thirty (30) consecutive days after the date of any such payment will not be less than $12,500,000; and

                  (c) Borrower may pay interest in kind in respect of the Revolving B Loan Debt from time to time in accordance with the terms of the Revolving B Loan Documents and this Agreement.

            2.3 Priorities Unaffected by Actions or Inactions. The lien priorities provided for in Section 2.1 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Senior Lien Debt or the Revolving B Loan Debt, nor by any action or inaction which Senior Lien Agent or any Creditor may take or fail to take in respect of the Collateral. The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Creditors and shall not impose on Senior Lien Agent or Senior Lien Creditors any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. Each Senior Lien Creditor agrees not to subordinate, or otherwise voluntarily relinquish the benefits of, any Lien it may have on any Collateral to the Lien, indebtedness or claim of any other creditor of Borrower or any Obligor without the prior written consent of Revolving B Loan Agent. Each Creditor shall be solely responsible for perfecting and maintaining the perfection of any Lien it may have on any Collateral and each item constituting the Collateral.

            2.4 No Contest of Lien. Each Revolving B Loan Creditor agrees that it will not contest the validity, perfection, priority or enforceability of any Lien of Revolving Agent granted pursuant to the Senior Lien Loan Documents on any property of Borrower to the extent such Liens secure the Senior Lien Debt. Each Senior Lien Creditor agrees that it will not contest the validity, perfection, priority or enforceability of any Lien of Revolving B Loan Agent granted

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pursuant to the Revolving B Loan Agreements on any property of Borrower to the extent such Liens secure the Revolving B Loan Debt.

            2.5   Enforcement and Other Rights.

                  (a) Subject to Section 2.5(b) hereof, at any time prior to the continuance of a Release Event, and at all times prior to the payment in full of the Senior Lien Debt, Senior Lien Agent shall have the exclusive right to manage, perform and enforce the terms of the Security Agreements in its favor (whether as a party, by assignment, subrogation or otherwise) with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion exercised in good faith and the exercise of its exclusive business judgment (notwithstanding any default or event of default under any of the Revolving B Loan Documents or the Security Agreements) and the exclusive right to administer, take or retake control or possession of any Collateral, to hold, prepare for sale, process, sell, lease, dispose of, or liquidate any Collateral. Nothing contained in this Section 2.5(a) shall be construed to relieve Senior Lien Agent from any liability to Creditors for any losses suffered by Creditors as a result of an action by Senior Lien Agent in conducting a sale, transfer or other disposition of any Collateral by Senior Lien Agent which is determined to constitute gross negligence or wilful misconduct pursuant to a final, non-appealable order of competent jurisdiction. At any time after the payment in full of the Senior Lien Debt, Revolving B Loan Agent shall have the exclusive right to manage, perform and enforce the terms of the Security Agreements in its favor (whether as a party, by assignment, subrogation or otherwise) with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion exercised in good faith and the exercise of its exclusive business judgment.

                  (b) At any time during the continuance of a Release Event under the Senior Lien Loan Documents while Senior Lien Debt remains unpaid, Revolving B Loan Agent shall:

                        (i) upon the request of Senior Lien Agent(which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), release or otherwise terminate its Liens on such Collateral, to the extent such Collateral is to be sold or otherwise disposed of either by (A) Senior Lien Agent or its agents, or
(B) Borrower or any Obligor with the consent of Senior Loan Agent;

                        (ii) deliver such release documents as Senior Lien Agent may reasonably require in connection therewith; provided, that, (A) such release by Revolving B Loan Agent shall not extend to or otherwise affect any of the rights of any Revolving B Loan Creditor to the proceeds from any such sale or other disposition of Collateral, (B) Senior Lien Agent shall promptly apply such proceeds to the Senior Lien Debt in accordance with the Senior Lien Loan Agreement (it being understood and agreed to the extent that Senior Lien Agent applies any such proceeds to the principal amount of loans, then any loans and any commitment of Senior Lien Creditors to make any loans to Borrower shall be automatically and immediately reduced by the amount of such application), (C) after such application, Senior Lien Agent shall promptly deliver any excess proceeds from such sale or disposition of Collateral to Revolving B Loan Agent, and (D) no such release documents shall be delivered (1) to Borrower or any Obligor or (2) more than one Business Day prior to the date of the closing of the sale or disposition of the Collateral (unless such release documents are delivered in escrow pursuant to a

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written escrow agreement acceptable to Revolving B Loan Agent to be held in escrow pending the consummation of any such sale or disposition); provided, further, that if the closing of the sale or disposition of the Collateral is not consummated, the Senior Lien Agent shall promptly return all release documents to the Revolving B Loan Agent; and

                        (iii) be deemed to have consented under the applicable Revolving B Loan Documents to such sale or other disposition. The effectiveness of any such release or termination by Revolving B Loan Agent and Revolving B Loan Lenders shall be subject to the sale or other disposition of the Collateral described in such request or on substantially similar terms and shall lapse in the event such sale or other disposition does not occur within three (3) days of the anticipated closing date, unless Senior Lien Agent agrees in writing to extend such closing date (with the prior consent of Revolving B Loan Agent). In any sale or other disposition of any of the Collateral by Senior Loan Agent, Senior Lien Agent shall conduct such sale or other disposition in a commercially reasonable manner. The Senior Lien Agent acknowledges and agrees that it is the Senior Loan Agent's intention that, during the time it is conducting any Lien Enforcement Action, the Senior Lien Agent will use reasonable efforts to regularly advise the Revolving B Loan Agent of the status of any Lien Enforcement Action, to consult with the Revolving B Loan Agent from time to time with respect to the various options available to the Senior Lien Agent with respect to any such Lien Enforcement Action, and advise the Revolving B Loan Agent of any and all offers which may be made from time to time by prospective purchasers of the Collateral. Any costs and expenses or other amounts paid or to be paid by Senior Lien Agent in connection with the Senior Lien Loan Documents shall constitute part of the Senior Lien Debt secured by the Collateral. Nothing contained in this Section 2.5(b) shall be construed to relieve Senior Lien Agent from any liability to Revolving B Loan Creditors for any losses suffered by Revolving B Loan Creditors as a result of an action by Senior Lien Agent in conducting a sale, transfer or other disposition of any Collateral by Senior Lien Agent which is determined to constitute gross negligence or wilful misconduct pursuant to a final, non-appealable order of competent jurisdiction.

                        (c) Except as otherwise expressly provided hereunder and prior to the payment in full of the Senior Lien Debt, notwithstanding any rights or remedies available to a Creditor under any of the Agreements, applicable law or otherwise, no Revolving B Loan Creditor shall directly or indirectly, assert or exercise any right or remedy against any of the Collateral, including, without limitation, seeking to foreclose or realize upon (judicially or non-judicially) any Collateral or asserting any claims or interests therein (including, without limitation, by notification of account debtors), except that
(i) a Revolving B Loan Creditor may exercise its right of setoff against any funds of Borrower then held by such Revolving B Loan Creditor so long as promptly upon the exercise of such rights it shall notify Senior Lien Agent and pay to Senior Lien Agent such amount in immediately available funds for application to the Senior Lien Debt, (ii) a Revolving B Loan Creditor may exercise any of its rights and remedies under the Revolving B Loan Documents other than with respect to the Collateral, (iii) a Revolving B Loan Creditor may exercise any of its rights and remedies with respect to a Lien on any Capital Stock of Borrower, and (iv) in the event of the failure of Borrower to make any payment in respect of the Revolving B Loan Debt in accordance with the terms of the Revolving B Loan Documents or upon the occurrence of any other Event of Default under the Revolving B Loan Documents and for so long as such Event of Default under the Revolving B Loan Documents is continuing, commencing ninety
(90) days after the receipt by Senior Lien Agent of the declaration of Revolving B Loan Agent of such Event of Default under the Revolving B Loan Documents and written demand by Revolving B Loan Agent to Borrower for the accelerated payment of all Revolving B Loan Debt (unless Borrower or any Obligor is subject to an Insolvency Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency Proceeding), Revolving B Loan Agent may direct Senior Lien Agent to take action to enforce the Liens on the Collateral but only so long as Senior Lien Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against, or diligently attempting to vacate any stay or enforcement of its Liens on, all or a material portion of the Collateral (including, without limitation, any of the following (to the extent undertaken and being pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time): solicitation of bids from third parties to conduct the liquidation of all or a material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting and selling a material portion of the Collateral, notification of accounts debtors to make payments to Senior Lien Creditors or its agents, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral). In the event Revolving B Loan Agent has commenced any actions to enforce its Lien on any Collateral to the extent permitted hereunder and is diligently pursuing such actions of the type described in this Section 2.5(c), no Senior Lien Creditor shall take any action of a similar nature with respect to such Collateral.

                  (d) The foregoing provisions of this Section 2.5 shall not be construed to in any way limit or impair the right of (i) any Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any such person, (ii) to the extent that Senior Lien Agent is foreclosing or conducting judicial lien enforcement provisions pursuant hereto, Revolving B Loan Agent or any Revolving B Loan Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by any Senior Lien Creditor so long as such proceeding does not delay or interfere in any material respect with the exercise by such Senior Lien Creditor of its rights as provided in this Agreement, (iii) to the extent that Revolving B Loan Agent is conducting judicial lien enforcement provisions pursuant hereto, Senior Lien Agent or any Senior Lien Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by any Revolving B Loan Creditor so long as such proceeding does not delay or interfere in any material respect with the exercise by such Revolving B Loan Creditor of its rights as provided in this Agreement and (iv) Revolving B Loan Agent to receive any remaining proceeds of Collateral after satisfaction and payment in full in cash of all Senior Lien Debt.

            2.6 If Senior Lien Creditors should honor a request by Borrower for a loan, advance or other financial accommodation under the Senior Lien Loan Documents, whether or not Senior Lien Creditors have knowledge that the honoring of such request would result in an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default under the Revolving B Loan Documents, in no event shall Senior Lien Creditors have any liability to Revolving B Loan Creditors as a result of such breach, and without limiting the generality of the foregoing, Revolving B Loan Creditors agree that Senior Lien Creditors shall not have any liability for tortious interference with contractual relations or for inducement by Senior Lien Creditors of Borrower to breach of contract or otherwise, provided, that, Senior Lien Creditors agree that the aggregate principal amount of the Senior Lien Debt shall be subject to the limitations with respect to the amount thereof set forth in the definition of such term. Nothing contained in this Section 2.6 shall limit or waive any right that Revolving B Loan Creditors have to enforce any of the provisions of the Revolving B Loan Documents against Borrower or any Obligor.

            2.7 Revolving B Loan Agent has received a copy of the Senior Lien Loan Agreement, and Revolving B Loan Agent has read and understood the terms and conditions of the Senior Lien Loan Agreement. Revolving B Loan Agent acknowledges and agrees that the terms and conditions of the Senior Lien Loan Agreement impose restrictions on the ability of Borrower to make payments in respect of the Revolving B Loan Debt and Revolving B Loan Agent agrees that it will not knowingly take any action that would interfere with compliance by Borrower with such terms and conditions of the Senior Loan Agreement, including, without limitation, knowingly accepting any payment in violation of such terms and conditions of the Senior Loan Agreement. Senior Lien Agent is relying upon the provisions of this Section 2.7 in agreeing to enter into the transactions contemplated by this Agreement and to consent to the transactions set forth in the Senior Lien Loan Agreement and Senior Lien Agent would not enter into this Agreement or consent to the transactions set forth in the Senior Lien Loan Agreement without the terms, provisions and covenants of Revolving B Loan Agent set forth in this Section 2.7.

      3.    REVOLVING B LOAN CREDITORS PURCHASE OPTION

            3.1 Upon the occurrence and during the continuance of an Event of Default under the Senior Lien Loan Documents, Revolving B Loan Agent on behalf of Revolving B Loan Creditors shall have the option at any time upon five (5) Business Days' prior written notice to Senior Lien Creditors to purchase all of the Senior Lien Debt from Senior Lien Creditors. Such notice from Revolving B Loan Agent to Senior Lien Creditors shall be irrevocable.

            3.2 On the date specified by Revolving B Loan Agent in such notice (which shall not be less than five (5) Business Days, nor more than twenty (20) days, after the receipt by Senior Lien Creditors of the notice from Revolving B Loan Agent of its election to exercise such option), Senior Lien Creditors shall sell to Revolving B Loan Agent, and Revolving B Loan Agent shall purchase from Senior Lien Creditors, the Senior Lien Debt, provided that, Senior Lien Creditors shall retain all rights to be indemnified or held harmless by Borrower and Obligors in accordance with the terms of the Senior Lien Loan Documents but shall not retain any rights to the security therefor. The Senior Lien Creditors hereby represent and warrant that, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.

            3.3 Upon the date of such purchase and sale, Revolving B Loan Agent shall (a) pay to Senior Lien Creditors as the purchase price therefor the full amount of all the Senior Lien Debt then outstanding and unpaid (including, without limitation, principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses but excluding any early termination fee payable pursuant to Section 13.1(c) of the Senior Lien Loan Agreement), (b) furnish cash collateral to Senior Lien Creditors in such amounts as Senior Lien Creditors determine is reasonably necessary to secure Senior Lien Creditors in connection with any issued and outstanding letters of credit provided by Senior Lien Creditors (or letters of credit that Senior Lien Creditors have arranged to be provided by third parties pursuant to the financing arrangements of Senior Lien Creditors with Borrower or any Obligor) to Borrower or any Obligor (but not in any event in an amount greater than 110% of the aggregate undrawn face amount of such letters of credit), (c) agree to reimburse Senior Lien Creditors for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Senior Lien Debt, and/or as to which Senior Lien Creditors have not yet received final payment, (d) agree to reimburse Senior Lien Creditors in respect of indemnification obligations of Borrower under the Senior Lien Loan Documents as to matters or circumstances known to Revolving B Loan Agent at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) to Senior Lien Creditors, provided that, in no event will Revolving B Loan Creditors have any liability for such amounts in excess of proceeds of Collateral received by Revolving B Loan Agent, and (e) agree to pay to Senior Lien Creditors the early termination fee payable pursuant to Section 13.1(c) of the Senior Lien Loan Agreement within three (3) Business Days after receipt by Revolving B Loan Agent of amounts sufficient to pay such early termination fee, after the payment in full in cash to Revolving B Loan Agent of the Revolving B Loan Debt and the Senior Lien Debt purchased by Revolving B Loan Agent pursuant to this Section 3, including principal, interest and fees thereon and costs and expense of collection thereof (including reasonable attorneys' fees and legal expenses), so long as the notice of termination or effective date of termination occurs within ninety (90) days after the effective date of the purchase of the Senior Lien Debt by Revolving B Loan Agent. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Senior Lien Creditors in New York, New York, as Senior Lien Creditors may designate in writing to Revolving B Loan Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Revolving B Loan Agent to the bank account designated by Senior Lien Creditors are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such business day if the amounts so paid by Revolving B Loan Agent to the bank account designated by Senior Lien Creditors are received in such bank account later than 1:00 p.m., New York City time.

            3.4 Such purchase shall be expressly made without representation or warranty of any kind by Senior Lien Creditors as to the Senior Lien Debt or otherwise and without recourse to Senior Lien Creditors, except that Senior Lien Creditors shall represent and warrant: (a) the amount of the Senior Lien Debt being purchased, (b) that Senior Lien Creditors own the Senior Lien Debt free and clear of any Liens or encumbrances and (c) Senior Lien Creditors have the right to assign the Senior Lien Debt and the assignment is duly authorized.

            3.5 Senior Lien Agent agrees that it will give Revolving B Loan Agent five (5) Business Days prior written notice of its intention to commence the exercise of any enforcement right or remedy against the Collateral. In the event that during such five (5) Business Day period, Revolving B Loan Agent shall send to Senior Lien Agent the irrevocable notice of Revolving B Loan Agent's intention to exercise the purchase option given by Senior Lien Creditors to Revolving B Loan Agent under Section 3.1 hereof, Senior Lien Agent shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral, provided, that, the purchase and sale with respect to the Senior Lien Debt provided for herein shall have closed within five (5) Business Days thereafter and Senior Lien Creditors shall have received payment in full of the Senior Lien Debt as provided for herein within such five (5) Business Day period.

      4.    COVENANTS. REPRESENTATIONS AND WARRANTIES

            4.1   Additional Representations and Warranties.

                  (a) Revolving B Loan Agent represents and warrants to Senior Lien Agent and Senior Lien Creditors that:

                        (i) the execution, delivery and performance of this Agreement by the Revolving B Loan Agent are within its powers in its capacity as agent for each Revolving B Loan Lender and does not contravene any provision of any of the Revolving B Loan Documents or any other agreement to which Revolving B Loan Agent is a party or by which it is bound;

                        (ii) Revolving B Loan Agent has been duly appointed and constituted as agent to act for and on behalf of each Revolving B Loan Lender and is in such position as of the date hereof, and each Revolving B Lender is bound by the terms and conditions of this Agreement; and

                        (iii) this Agreement constitutes the legal, valid and binding agreement of such Revolving B Loan Agent, enforceable in accordance with its terms and shall be binding on it.

                  (b) Senior Lien Agent hereby represents and warrants to Revolving B Loan Creditors that:

                        (i) the execution, delivery and performance of this Agreement by Senior Lien Agent are within its powers in its capacity as agent for each Senior Lien Lender and does not contravene any provision of any of the Senior Lien Loan Documents or any other agreement to which Senior Lien Agent is a party or by which it is bound;

                        (ii) Senior Lien Agent has been duly appointed and constituted as agent to act for and on behalf of each Senior Lien Lender and is in such position as of the date hereof, and each Senior Lien Lender is bound by the terms and conditions of this Agreement; and

                        (iii) this Agreement constitutes the legal, valid and binding agreement of Senior Lien Agent, enforceable in accordance with its terms and shall be binding upon it.

      5.    MISCELLANEOUS

            5.1 Amendments. Any waiver, permit, consent or approval by any Creditor of or under any provision, condition or covenant to this Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Agreement must be in writing and signed by each of the parties to be bound thereby.

            5.2   Successors and Assigns.

            (a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each Creditor and their respective successors, participants and assigns.

            (b) Each Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Senior Lien Debt or the Revolving B Loan Debt, as the case may be, and the Collateral securing same; provided, that, no Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Senior Lien Debt or the Revolving B Loan Debt, as the case may be, and no participant shall be entitled to any rights or benefits under this Agreement except through the Creditor with whom it is participating.

            (c) In the case of an assignment or transfer (other than participations), the assignee or transferee acquiring any interest in any Revolving B Loan Debt or any Senior Lien Debt, as the case may be, shall execute and deliver to each of the Revolving B Loan Agent and Senior Lien Agent a written acknowledgment of receipt of a copy of this Agreement and the written agreement by such person to be bound by the terms of this Agreement; provided, that, if any Revolving B Loan Creditor assigns or transfers a portion of the Revolving B Loan Debt to an affiliate controlled by or under common control with such Revolving B Loan Creditor, such Revolving B Loan Creditor shall cause such person to become bound by the terms of this Intercreditor Agreement, but no notice of such assignment or transfer needs to be given to Senior Lien Agent and such affiliate shall not be required to execute any written acknowledgment or agreement. Unless and until Senior Lien Agent receives notice of such assignment or transfer by a Revolving B Loan Creditor to an affiliate, Senior Lien Agent shall not be obligated to give any notices hereunder to such Revolving B Loan Creditor. In addition, in the event of an assignment or transfer by Senior Lien Creditor of less than all of the Senior Lien Debt, or by Revolving B Loan Creditor of less than all of the Revolving B Loan Debt, the assigning Creditor shall agree with the assignee to appoint one person as an agent to act on their behalf under this Intercreditor Agreement for purposes of receiving payments and notices hereunder and shall notify the other parties hereto of the person who shall act in such capacity, which in the case of a Revolving B Loan Creditor shall be Revolving B Loan Agent.

            (d) In connection with any assignment or transfer of any or all of the Senior Lien Debt, or any or all rights of Senior Lien Creditor in the property of Borrower (other than pursuant to a participation), Revolving B Loan Creditors agree to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who refinances or succeeds to or replaces any or all of the financing of Borrower by Senior Lien Creditors whether such successor financing or replacement occurs by transfer, assignment, "takeout" or any other means or vehicle.

            5.3 Insolvency. This Agreement shall be applicable both before and after the filing of any petition by or against or Borrower under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to Borrower shall be deemed to apply to a trustee, receiver or similar official for Borrower as debtor-in-possession. The relative rights of Senior Lien Creditors and Revolving B Loan Creditors to repayment of the Senior Lien Debt and the Revolving B Loan Debt, respectively, and in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Borrower as debtor-in-possession.

            5.4   Bankruptcy Financing.

                  (a) If the Borrower or any Obligor shall become subject to a case under the U.S. Bankruptcy Code and if as debtor(s)-in-possession move for approval of financing to be provided in good faith by Senior Lien Creditors (the "DIP Lender") under Section 364 of the U.S. Bankruptcy Code or the use of cash collateral with the consent of the DIP Lender under Section 363 of the U.S. Bankruptcy Code, Revolving B Loan Creditors agree that no objection will be raised by Revolving B Loan Creditors to any such financing on the grounds of a failure to provide "adequate protection" for the Liens of Revolving B Loan Creditors so long as (i) the interest rate, fees, advance rates, lending sublimits and limits and other terms are commercially reasonable under the circumstances, (ii) Revolving B Loan Agent retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, (iii) Revolving B Loan Agent receives a replacement Lien on post-petition assets to the same extent granted to the DIP Lender, with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, (iv) the aggregate principal amount of loans and letter of credit accommodations outstanding under such post-petition financing, together with the aggregate principal amount of the pre-petition Senior Lien Debt shall not exceed the Maximum Senior Lien Debt, and (v) such financing or use of cash collateral is subject to the terms of this Agreement.

                  (b) Nothing contained herein shall be deemed to limit the rights of the Revolving B Loan Creditors to object to post-petition financing or use of cash collateral on any grounds other than the failure to provide "adequate protection" for the Liens of the Revolving B Loan Agent.

                  (c) For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 5.7 hereof.

            5.5 Notices of Default. Acceleration and Enforcement. Each of Revolving B Loan Agent and Senior Lien Agent shall give the other written notice of: (a) any event of default under its Agreements which has not been waived or cured and (b) any demand for payment of any of the Revolving B Loan Debt or the Senior Lien Debt, as the case may be, and in each case concurrently with the sending of such notice to Borrower; provided, that, the failure of either Revolving B Loan Agent or Senior Lien Agent to do so shall not create a cause of action against such Creditor or create any claim against it or effect the relative rights, duties or priorities established by this Agreement. The failure of either Revolving B Loan Agent or Senior Lien

Agent to send a copy of any such notice to the other shall not affect the validity of such notice as against Borrower.

                  5.6 Bailee for Perfection. Each of Senior Lien Agent and Revolving B Loan Agent hereby appoints the other as agent for the purposes of perfecting their respective Liens on any of the Collateral in the possession or under the control of such person; provided, that, a Creditor in the possession or having control of any Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, the non-possessing or non-controlling Creditor hereby waives and releases the other Creditor from, all claims and liabilities arising pursuant to the possessing Creditor's role as bailee with respect to the Collateral, so long as the possessing or controlling Creditor shall use the same degree of care with respect thereto as the possessing or controlling Creditor uses for similar property pledged to the possessing or controlling Creditor as collateral for indebtedness of others to the possessing or controlling Creditor. After the Senior Lien Debt is paid in full, Senior Lien Agent shall deliver the remainder of the Collateral, if any, in its possession to Revolving B Loan Agent and, if permitted under the applicable agreements, transfer control of the remainder of the Collateral, if any, under its control to Revolving B Loan Agent, in each case, except as may otherwise be required by applicable law or court order.

                  5.7 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

      To Senior Lien Agent and Senior  Congress Financial Corporation (Central),
      Lien Creditors:                  as Agent
                                       150 South Wacker Drive, Suite 2200
                                       Chicago, Illinois 60606-4202
                                       Attention: Portfolio Manager
                                       Telecopy No.: 312-332-0424
                                       Telephone No.: 312-332-0420

      To Revolving B Loan Agent and    Madeleine L.L.C.
      Revolving B Loan Creditors:      299 Park Avenue
                                       22nd Floor
                                       New York, New York 10171
                                       Attention: Janet Silverman
                                       Telecopy No.: 212-284-7810
                                       Telephone No.: 212-909-1489

Senior Lien Agent or Revolving B Loan Agent may change the address(es) to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other in conformity with this
Section 5.7, but such change shall not be effective until notice of such change has been received by the other Creditors.

            5.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

            5.9 Governing Law. The validity, interpretation and enforcement of this Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York. Without in any limiting way the foregoing, the parties elect to be governed by New York law in accordance with, and relying on (at least in part), Section 5-1402 of the General Obligations Law of the State of New York.

            5.10 CONSENT TO JURISDICTION: WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (INCLUDING ITS APPELLATE DIVISION), AND OF ANY OTHER APPELLATE COURT IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY WANES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE

            5.11 Complete Agreement. This written Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

            5.12  No Third Parties Benefited. Except as expressly provided in
Section 5.2, this Agreement is solely for the benefit of Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

            5.13 Disclosures: Non-Reliance. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Borrower and no Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Revolving B Loan Debt or Senior Lien Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) Borrower's title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Agreement.

            5.14 Term. This Agreement is a continuing agreement and shall remain in full force and effect until the indefeasible payment in full of the Senior Lien Debt and Revolving B Loan Debt in cash or other immediately available funds and the termination of the financing arrangements between Senior Lien Creditors and Borrower.

            5.15 Lien Subordination. Nothing in this Agreement (including, without limitation, the definitions of Senior Lien Debt or Revolving B Loan
Debt) shall be deemed to subordinate the right of Revolving B Loan Creditors to receive payment to the right of Senior Lien Creditors to receive payment (whether before or after the occurrence of any Insolvency Proceeding), it being the intent of the parties hereto that, to the extent provided in this Agreement, the Lien of Revolving B Loan Creditors with respect to Collateral shall be junior to the Lien of Senior Lien Creditors in the Collateral as a result of the Lien priorities provided for in this Agreement (so that all proceeds of Collateral shall, to the extent provided in this Agreement, be paid to Senior Lien Creditors for application to Senior Lien Debt before Revolving B Loan Creditors shall receive any proceeds of such Collateral for application to the Revolving B Loan Debt).

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                     CONGRESS FINANCIAL CORPORATION
                                     (CENTRAL), as Senior Lien Agent

                                     By: /s/ David Luce
                                         ---------------------------------------

                                     Title: Sr. Vice President

                                     MADELEINE L.L.C., as Revolving B Loan Agent

                                     By: /s/ Kevin Genda
                                         ---------------------------------------

                                     Title:
                                            ------------------------------------

                                 ACKNOWLEDGMENT

      The undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

      The undersigned hereby agrees that Senior Lien Agent, Revolving B Loan Agent and any Creditor holding Collateral does so as bailee (under the UCC) for the other Creditors which have a Lien on such Collateral and is hereby authorized to and may turn over to such other Creditors upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Creditor have been fully paid and performed.

      The undersigned acknowledges and agrees that: (i) although it may sign this Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Agreement, and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Lenders to effectuate the provisions and purposes of the foregoing Agreement.

                                         ANCHOR GLASS CONTAINER CORPORATION

                                         By: /s/ Peter T. Reno
                                             -----------------------------------

                                         Title: VP and Interim CFO

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